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                                                                  EXHIBIT 23.3



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
First State Bank & Trust Co.:

     We consent to the use of our report dated January 31, 1996 on the financial statements of First State Bank & Trust Co. included herein and the reference to our firm under the heading "Experts" in the Prospectus.



                                    /s/ KPMG PEAT MARWICK LLP

Houston, Texas
March 6, 1996